UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 6, 2016 (October 6, 2016)

CIT GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31369	65-1051192
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
11 West 42nd Street New York, New York		10036
(Address of principal executive offices)		(Zip Code)

(212) 461-5200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Agreement to Sell CIT Commercial Air Business

On October 6, 2016, CIT Group Inc., a Delaware corporation (the “Company”) issued a press release announcing that it has agreed to sell CIT Commercial Air, its commercial aircraft leasing business, to Avolon Holdings Limited (“Avolon”), an international aircraft leasing company and a wholly-owned subsidiary of Bohai Capital Holding Co. Ltd. (“Bohai”), pursuant to a Purchase and Sale Agreement by and among C.I.T. Leasing Corporation, a wholly-owned subsidiary of the Company (“CIT Leasing”), Park Aerospace Holdings Limited, a wholly-owned subsidiary of Avolon, the Company, Bohai, and Avolon (the “Agreement”). The Agreement provides for the acquisition of all of the capital stock or other equity interests of C2 Aviation Capital, Inc., a Delaware corporation and wholly owned subsidiary of CIT Leasing (the “Transaction”). A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

On October 6, 2016, the Company also made a presentation to investors relating to the Transaction, a copy of which is attached as Exhibit 99.2 and incorporated herein by reference.

Amended Capital Plan

The Company announced today that it received a “non-objection” from the Federal Reserve Bank of New York to the Company’s Amended Capital Plan under the 2016 Comprehensive Capital Analysis and Review (“CCAR”). The Amended Capital Plan includes a common equity return to shareholders of $2.975 billion payable from the net proceeds of the Transaction and dividends on common stock totaling $64 million per year after the Transaction is completed. The Amended Capital Plan also includes an additional common equity return of up to $325 million, contingent on the issuance of Tier 1 qualifying preferred stock. The common equity returns are subject to approval of the Board of Directors of the Company (the “Board”) and may be in the form of share repurchases, special dividends, or a combination of the two. The Company’s quarterly dividends are subject to the Board’s approval at the customary times those dividends are declared.

The Company’s management and the Board will determine the timing and amount of any share repurchases and special dividends that may be authorized based on market conditions and other considerations. Any share repurchases may be effected in the open market, through derivative, accelerated repurchase and other negotiated transactions, and through plans designed to comply with Rule 10b5-1(c) under the Securities Exchange Act of 1934.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Form 8-K contains forward-looking statements within the meaning of applicable federal securities laws that are based upon our current expectations and assumptions concerning future events, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. The words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “intend,” “evaluate,” “pursue,” “commence,” “seek,” “may,” “would,” “could,” “should,” “believe,” “potential,” “continue,” or the negative of any of those words or similar expressions is intended to identify forward-looking statements. All statements contained in this press release, other than statements of historical fact, including without limitation, statements about our plans, strategies, prospects and expectations regarding future events and our financial performance, are forward-looking statements that involve certain risks and uncertainties. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and our actual results may differ materially. Important factors that could cause our actual results to be materially different from our expectations include, among others, the risk that (i) Bohai shareholders do not approve the Transaction or that the Company does not receive or satisfy regulatory or other approvals and conditions on a timely basis or approvals are subject to conditions that are not anticipated, (ii) modifications to the terms of the transaction may be required in order to obtain or satisfy such approvals or conditions, (iii) the risk that the transaction does not close or that there are changes in the anticipated timing for closing the transaction, (iv) there are difficulties, delays or unexpected costs in separating C2 Aviation Capital, Inc. and the commercial air business from the Company or in implementing the transaction, (v) business disruption during the pendency of or following the transaction, including diversion of management time, (vi) the risk that the Company is unsuccessful in implementing its Amended Capital Plan on the timing and terms contemplated, (vii) the risk that the Company is unsuccessful in implementing its strategy and business plan, (viii) the risk that the Company is unable to react to and address key business and regulatory issues, (ix) the risk that the Company is unable to achieve the projected revenue growth from its new business initiatives or the projected expense reductions from efficiency improvements, and (x) the risk that the Company becomes subject to liquidity constraints and higher funding costs. We describe these and other risks that could affect our results in Item 1A, “Risk Factors,” of our latest Annual Report on Form 10-K for the year ended December 31, 2015, which was filed with the Securities and Exchange Commission. Accordingly, you should not place undue reliance on the forward-looking statements contained in this press release. These forward-looking statements speak only as of the date on which the statements were made. The Company undertakes no obligation to update publicly or otherwise revise any forward-looking statements, except where expressly required by law.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release issued by CIT Group Inc. on October 6, 2016
99.2	Presentation by CIT Group Inc. on October 6, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIT GROUP INC.
(Registrant)

By:	/s/ E. Carol Hayles
E. Carol Hayles
Executive Vice President & Chief Financial Officer

Dated: October 6, 2016